EXHIBIT 99
PRESS RELEASE November 21, 2007
FOR IMMEDIATE RELEASE
Update on Yadkin Valley Financial Corporation’s Offer to Acquire Cardinal State Bank
Yadkin Valley Financial Corporation (the “Company”), Elkin, NC (NASDAQ: YAVY — news), the holding company for Yadkin Valley Bank and Trust Company (the “Bank”), recently announced in its September 30, 2007 Form 10-Q that it expects the merger of Cardinal State Bank with and into the Bank to be completed during the first quarter of 2008. Bill Long, President and CEO of Yadkin Valley Financial Corporation, stated, “Although the closing date has been delayed from the original schedule, our enthusiasm and support for the Cardinal acquisition remains strong. The Cardinal market will expand the Company’s footprint to the east and will further diversify the demographics of our customer base by moving into growth markets in Durham and Orange Counties.”
The timing of the merger has been delayed while Cardinal State Bank determines how to address the unrecorded liability for post retirement health care benefits contained in the employment agreements Cardinal entered into in 2001 with its senior executives, as discussed in Cardinal’s November 19th press release titled ‘Cardinal State Bank Receives NASDAQ Staff Determination.’ Even though these benefits were not accrued on Cardinal’s financial statements, the Company was aware of these benefits and took them into account when negotiating the terms of the merger. In fact, noted Mr. Long, “Our offer of cash and stock in the merger agreement assumed that Cardinal would make payments for the present value of these future benefits. These amounts were disclosed in Exhibits D-3 and D-4 to the merger agreement filed with the SEC on June 16, 2007. Since payment of the post-retirement benefits was expected and the amount was determined, we do not expect the delay or subsequent filings that address this issue to have a negative impact on our plans to move forward with the acquisition under the terms of the merger agreement. We now anticipate finalizing the transaction in the first quarter of 2008 due to the time required for proxy mailing and shareholder vote after the regulators have completed their reviews.”
“John Mallard and his team at Cardinal continue to work with our team toward a smooth transition following the acquisition,” added Mr. Long. “We look forward to a bright future for our employees and board of directors by providing superior service in the Triangle market. This acquisition gives us the opportunity to achieve the long-term profitability that our shareholders expect and deserve.”
Yadkin Valley Bank and Trust Company is a full service community bank providing services in twenty-four branches throughout its three regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties and operates a loan production office in Wilmington, NC. The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
In connection with the proposed merger, Yadkin Valley Financial Corporation and Cardinal State Bank have filed a proxy statement/prospectus on a Form S-4 registration statement with the Securities and Exchange Commission (SEC). INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement/prospectus (when available), as well as other filings containing information about Yadkin Valley Financial Corporation at the SEC’s internet site (http://www.sec.gov) and about Cardinal State Bank at Cardinal’s website Investor page (http://www.snl.com/Irweblinkx/docs.aspx?iid=4064834). Free copies of the proxy statement/prospectus and Yadkin Valley Financial Corporation’s filings with the SEC and Cardinal State Bank’s filings with the FDIC may also be obtained from the respective companies. Free copies of Yadkin Valley Financial Corporation’s filings may be obtained by directing a request to Yadkin Valley Financial Corporation, 209 North Bridge Street, Elkin, North Carolina 28621, Attention: Edwin E. Laws. Free copies of Cardinal State Bank’s filings may be obtained by directing a request to Cardinal State Bank, 3710 University Drive, Suite 100, Durham, North Carolina 27707, Attention: W. Harold Parker, Jr.
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about the benefits and timing of the merger between the Company and Cardinal State Bank, as well as statements with respect to the Company’s and Cardinal’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.
For additional information contact:
     William A. Long, President and CEO
     Edwin E. Laws, CFO
     (336) 526-6312
Source: Yadkin Valley Financial Corporation

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